Exhibit 99.6

AGREEMENT FOR THE PURCHASE AND SALE OF STOCK EQUITY

股份转让协议

THIS AGREEMENT is made and entered into on this 26th day of September, 2019 by and among YIMIN JIN (“Buyer”) on the one hand, and EASTHAM GLOBAL HOLDINGS LIMITED (“Seller”) on the other hand.

本协议由YIMIN JIN（“买方”）和EASTHAM GLOBAL HOLDINGS LIMITED（“卖方”）于2019年9月26日签署。

R E C I T A L S:

Buyer desires to purchase 67,177 outstanding shares (the “Equity”) of TMSR from the Seller, and the Seller desire to sell the Equity to Buyer.

买方愿意向卖方购买TMSR 67,177股股份（“股份”）。

NOW, THEREFORE, in consideration of the mutual covenants, agreements, representations and warranties contained in this Agreement, the parties hereto agree as follows:

因此，买卖双方协商一致，达成如下约定：

ARTICLE I

PURCHASE AND SALE OF Equity

股份转让

Section 1.1  Sale and Transfer of Equity. Subject to the terms and conditions set forth in this Agreement, on the Closing Date (as defined in Section 1.3), Seller will transfer and convey the Equity to Buyer, and Buyer will acquire the Equity from Seller, free and clear of all liens, encumbrances, security interests, rights of first refusal, equities, options, claims, charges and restrictions of any nature whatsoever (“Encumbrances”). After the Closing Date, the certificates representing the Equity shall be duly endorsed in blank for transfer, or accompanied by separate written instruments of assignment and shall be accompanied by such other or further supporting documents as Buyer or its counsel may reasonably require.

股份转让。根据本协议的约定，在交割日卖方应向买方转让无任何权利负担（“权利负担”）的股份。交割日后，买方应收到TMSR公司发出的载有买方购买的股份数量的股票证或者是单独的书面受让文书，以及买方或其顾问可能要求的其他或进一步的支持文件。

Section 1.2 Time and Place of Closing. Upon the terms and subject to the conditions of this Agreement, the consummation of the transactions contemplated hereby (the “Closing”) will take place on the first business day after the completion of the formalities for transfer, or at such later time and such other place as Buyer and Seller mutually agreed upon~~,~~ in writing. The date on which the Closing occurs is hereinafter referred to as the “Closing Date”.

交割的时间和场所。本协议约定的交割条件一经达成，则在转让手续完成的第一个工作日或者买卖双方书面约定的交割时间和地点完成交割。交割发生日称为“交割日”。

ARTICLE II

REPRESENTATIONS AND WARRANTIES OF SELLER

卖方的陈述与保证

Seller represent and warrant to Buyer as follows:

卖方向买方承诺：

Section 2.1 Organization, Standing and Power. TMSR is duly organized, validly existing and in good standing under the laws of Nevada and has all necessary corporate power to own its properties and to carry on its business as now owned and operated by it.

TMSR是一家在内华达州成立并有效存续的公司，有权从事一切正在进行的业务。

Section 2.2 Capitalization. The Equity is validly issued, fully paid, nonassessable, and has been so issued in full compliance with all applicable laws. There are no outstanding subscriptions, options, rights, warrants, convertible securities or other agreements or commitments providing for the issuance, disposition or acquisition of any of TMSR’s capital stock (other than this Agreement and disclosed in the documents filed with the SEC).

转让的股份是经合法发行，完全支付对价的股份。除本协议和向SEC申报的文件披露的外，不存在其他股份的认购权、选择权、期权、转换证券或其他有关发行、处分、并购TMSR股份的协议或承诺。

Section 2.3 Title to Equity. Seller is the owner, beneficially and of record, of all right, title and interest in and to the Equity. Seller has good and marketable title to the Equity, free and clear of all Encumbrances. Seller is not a party to any option, warrant, right, contract, call, put or other agreement or commitment providing for the disposition or acquisition of the Equity (other than this Agreement and disclosed in the documents filed with the SEC).

卖方是转让的股份的所有者、受益人且被登记在册。卖方转让的股份没有任何权利负担。除本协议和向SEC申报的文件披露的外，卖方不是有关转让股份选择权、期权、认股权，认购权或合同、承诺处分或并购转让股份的协议或其他文件的一方。

Section 2.4 Authority. Seller has all requisite power and authority to execute and deliver this Agreement and all other agreements and documents to be executed and delivered by them in connection with the consummation of the transactions contemplated by this Agreement (collectively, the “Seller Agreements”), and to perform the transactions contemplated hereby and thereby. The execution, delivery and performance of the Seller Agreements, and the consummation of the transactions contemplated hereby and thereby, have been duly and validly authorized by all necessary corporate and shareholder action on the part of Seller. The Seller Agreements have been duly executed and delivered by Seller, and each constitutes the valid and binding obligation of Seller, enforceable against Seller in accordance with the terms of such Seller Agreements.

卖方有权签署并传递本协议及与本协议或本协议项下交易有关的其他文件（合称“卖方协议”），有权履行协议项下交易。卖方协议的签署、传递和履行，交易的完成已获得卖方和TMSR自身股东或公司的全部授权和许可。卖方协议经卖方合法签署和传递，每份副本对卖方都是有效的和有约束力、执行力的。

Section 2.5 No Conflict or Breach. Seller is not in violation of or default under any provision of its organizational documents. The execution, delivery and performance of the Seller Agreements and the consummation of the transactions hereby and thereby do not and will not (A) conflict with or constitute a violation of the charter documents of TMSR or Seller; (B) conflict with or constitute a violation of any law, statute, judgment, order, decree or regulation of any legislative body, court, administrative agency, governmental authority or arbitrator applicable to or relating to TMSR, Seller or the Equity; (C) conflict with, constitute a default under, result in a breach or acceleration of or require notice to or the consent of any third party under any contract, agreement, commitment, mortgage, note, license or other instrument or obligation to which TMSR, or Seller is a party or by which TMSR or Seller is bound or by which the Equity are affected; or (D) result in a creation or imposition of any Encumbrance of any nature whatsoever on the Equity or upon TMSR or any of its assets, properties or businesses.

卖方没有违反公司章程性文件。卖方签署、传递和履行卖方协议及完成交易不会（A）与TMSR或卖方的章程性文件冲突；（B）与适用于TMSR、卖方或转让股份的法律、法规、判决、裁定、命令相冲突，或违反；（C）与TMSR或卖方签署的或受到约束的与转让股份有关的合同、协议、承诺、质押、债券、证照或其他文件或义务相冲突或造成违反、加速执行、违约；（D）导致对转让的股份、TMSR或其他资产、财产或业务造成权利负担。

Section 2.6 Accuracy and Completeness of Representations and Warranties. No representation or warranty made by Seller in this Agreement and no statement contained in any document or instrument delivered or to be delivered to Buyer pursuant hereto or in connection with the transactions contemplated hereby contains any untrue statement of a known material fact, or omits or will omit to state a known material fact necessary to make the statements contained herein or therein, in light of the circumstances under which they were made, not misleading.

卖方在本协议下做出的称述或保证和因此给予买方的任何文件中陈述和保证都是准确和完整的，没有隐瞒已知的会导致重大误解的事实。

Section 2.7 Assets. Seller has good, legal and marketable title to all of its property and assets, in each case free and clear of all liens, charges, restrictions, claims or encumbrances of any nature whatsoever.

卖方对自己所有的资产和财产拥有合法、有效、完整的所有权，没有任何权利负担。

ARTICLE III

REPRESENTATIONS AND WARRANTIES OF BUYER

买方的陈述和保证

Buyer hereby represents and warrants to Seller as follows:

买方在此向卖方做出如下陈述和保证

Section 3.1 Authorization. Buyer has all requisite power and authority to execute and deliver this Agreement and all other agreements and documents to be executed and delivered by it in connection with the consummation of the transactions contemplated by this Agreement (collectively, the “Buyer Agreements”), and to perform the transactions contemplated hereby and thereby. The Buyer Agreements have been, and with respect to Buyer Agreements to be delivered at the Closing, will be duly executed and delivered by Buyer, and each constitutes, or will constitute when executed and delivered, the valid and binding obligation of Buyer, enforceable against Buyer in accordance with the terms of such Buyer Agreements, except that enforceability thereof may be limited by bankruptcy, insolvency, reorganization or other similar laws affecting creditors’ rights generally and by principles of equity regarding the availability of remedies.

买方有权签署并传递本协议及与本协议或本协议项下交易有关的其他文件（合称“买方协议”），有权履行协议项下交易。除受到破产、资不抵债、重组或其他类似影响债权人权利的执行要求和给予衡平法上的救济原则限制外，买方协议经买方合法签署和传递，每份副本对买方都是有效的和有约束力、执行力的。

Section 3.2 No Breach or Violation. The execution, delivery and performance of the Buyer Agreements and the consummation of the transactions contemplated hereby and thereby do not and will not (A) conflict with or constitute a violation of any law, statute, judgment, order, decree or regulation of any legislative body, court, administrative agency, governmental authority or arbitrator applicable to or relating to Buyer; (B) conflict with, constitute a default under or result in a breach or acceleration of any contract, agreement, commitment, mortgage, note, license or other instrument or obligation to which Buyer is a party or by which Buyer is bound.

买方签署、传递和履行卖方协议及完成交易不会（A）与适用于买方的法律、法规、判决、裁定、命令相冲突，或违反；和（B）与买方签署的或受到约束的合同、协议、承诺、质押、债券、证照或其他文件或义务相冲突或造成违反、加速执行、违约。

Section 3.3 Accuracy and Completeness of Representations and Warranties. No representation or warranty made by Buyer in this Agreement and no statement contained in any document or instrument delivered or to be delivered to Seller pursuant hereto or in connection with the transactions contemplated hereby contain any untrue statement of a known material fact, or omits to state a known material fact necessary to make the statements contained herein or therein, in light of the circumstances under which they were made, not misleading.

买方在本协议下做出的称述或保证和因此给予卖方的任何文件中陈述和保证都是准确和完整的，没有可以隐瞒已知的会导致重大误解的事实。

ARTICLE IV

CONDITIONS PRECEDENT TO OBLIGATIONS

交割的前置条件

Section 4.1 Seller’s and TMSR’s Conditions Precedent. The obligations of the Seller and TMSR to consummate the transactions contemplated by this Agreement shall be subject to the following conditions, except as the Seller or TMSR may waive in writing in accordance with Section 6.5 below:

除非卖方或TMSR根据本协议第6.5条的约定书面放弃，否则卖方和TMSR将根据如下前置条件以完成本协议项下交易：

a. The representations, warranties and covenants of Buyer set forth in Article 3 hereof, shall be true and correct in all material aspects on and as of the Closing with the same force and effect as if they had been made at such time.

截至交割日，本协议第3条中的陈述和保证在重大方面是真实和正确的。

b. Buyer shall have performed or complied with all agreements and covenants required to be performed by it under this Agreement at or prior to the Closing Date that are qualified as to materiality and shall have performed or complied in all material respects with all other agreements and covenants required to be performed by it under this Agreement at or prior to the Closing Date that are not so qualified as to materiality.

买方在交割日前或当日在重大方面已履行或遵守了本协议项下的约定和承诺，并弥补了未被遵守的重大约定和承诺。

c. No statute, rule, ordinance or regulation shall have been adopted or promulgated, and no temporary restraining order, preliminary or permanent injunction or other order issued by a court or other Governmental Entity of competent jurisdiction shall be in effect, having the effect of making the acquisition illegal or otherwise prohibiting consummation of the transactions contemplated hereby.

没有法律法规、规章制度或暂时的命令、禁令等使得本次交易成为非法交易或被禁止从事本次交易。

Section 4.2 Buyer’s Conditions Precedent. The obligations of Buyer to consummate the transactions contemplated by this Agreement shall be subject to the following conditions, except as Buyer may waive in writing in accordance with Section 6.5 below:

除非买方根据本协议第6.5条的约定书面放弃，否则买方将根据如下前置条件以完成本协议项下交易：

a. The representations, warranties and covenants of Seller and TMSR set forth in Article 2 hereof, shall be true and correct in all material aspects, on and as of the Closing with the same force and effect as if they had been made at such time.

截至交割日，本协议第2条中的陈述和保证在重大方面是真实和正确的。

b. Seller shall have performed or complied with all agreements and covenants required to be performed by it under this Agreement at or prior to the Closing Date that are qualified as to materiality and shall have performed or complied in all material respects with all other agreements and covenants required to be performed by it under this Agreement at or prior to the Closing Date that are not so qualified as to materiality.

卖方在交割日前或当日在重大方面已履行或遵守了本协议项下的约定和承诺，并弥补了未被遵守的重大约定和承诺。

c. No statute, rule, ordinance or regulation shall have been adopted or promulgated, and no temporary restraining order, preliminary or permanent injunction or other order issued by a court or other Governmental Entity of competent jurisdiction shall be in effect, having the effect of making the acquisition illegal or otherwise prohibiting consummation of the transactions contemplated hereby.

没有法律法规、规章制度或暂时的命令、禁令等使得本次交易成为非法交易或被禁止从事本次交易。

d. No material adverse change in TMSR’s condition (financial or otherwise), earnings, business, assets, properties, liabilities or operations shall have occurred between the date of this Agreement and the Closing Date.

TMSR的状况(财务或其他)、收入、业务、资产、财产、债务或运营在本协议签署日和交割日之间未发生重大不利变化。

ARTICLE V

FURTHER AGREEMENTS OF THE PARTIES

其他约定

Section 5. 1 Termination.  This Agreement may be terminated at any time prior to the Closing Date:

本协议可在交割日前的任何时间终止：

a. By mutual written consent of Seller and Buyer; or买卖双方协商一致终止本协议。

b. Unilaterally by Seller or Buyer if the other fails to perform any covenant in any material respect in this Agreement, and does not cure the failure in all material respects within 30 business days after the terminating party delivers written notice of the alleged failure or if any condition to the obligations of that party is not satisfied (other than by reason of a breach by that party of its obligations hereunder), and it reasonably appears that the condition cannot be satisfied within ninety (90) days of the date of this Agreement; or

如果任何一方未遵守本协议的重大约定，并且在收到终止方给予的有关其违约或未满足前置条件的书面通知后的30个工作日内未做出实质性弥补并可以合理预见在本协议签署后的90天内不会满足条件，除非终止方存在违约行为，~~则~~终止方可以单方要求终止本协议；或

c. In the event of termination of this Agreement by either Seller or Buyer, as provided in this Section 5.1, this Agreement shall forthwith become void and there shall be no further obligation on the part of any party or their respective officers or directors. Nothing in this Section 5.1 shall relieve any party from liability for any breach of this Agreement.

如果卖方或买方终止本协议，则本协议立即无效并且~~其~~不会对任意一方、其各自代表管理人员或董事产生进一步的义务。但本条款不免除任何违约责任。

Section 5.2 Confidentiality. Each party (and their respective representatives) agree to maintain all discussions, including the fact of this Agreement, in the strictest confidence. Any public announcements will be mutually agreed upon in advance.

各方（及其各自的代表）同意对包括协议存在本身，及相关讨论进行严格保密。所有公告须经双方事先共同同意。

ARTICLE VI

MISCELLANEOUS PROVISIONS

其他事项

Section 6.1 Finder’s or Broker’s Fees. Buyer represents and warrants that it has dealt with no other broker or finder in connection with any of the transactions contemplated by this Agreement, and, insofar as it knows, no broker or other person is entitled to any commission or finder’s fee in connection with any of these transactions. Seller and TMSR represent and warrant that they have dealt with no broker or finder in connection with any of the transactions contemplated by this Agreement, and, insofar as they know, no broker or other person is entitled to any commission or finder’s fee in connection with any of these transactions. Seller and TMSR each agree to indemnify and hold harmless Buyer against any loss, liability, damage, cost, claim or expense incurred by reason of any brokerage, commission or finder’s fee alleged to be payable by reason of any of their acts, omissions or statements.

买方承诺本协议项下交易与券商或经纪人无关，且据其所知，没有券商或其他人士被授权获得任何佣金或居间费。卖方和TMSR本协议项下交易与券商或经纪人无关，且据其所知，没有券商或其他人士被授权获得任何佣金或居间费。卖方和TMSR均同意赔偿买方或者使其免于基于佣金或居间费用产生的损失、债务、赔偿、费用、支出。

Section 6.2 Expenses. Buyer, Seller and TMSR shall, individually, pay their respective costs and expenses incurred or to be incurred by any of them in negotiating and preparing this Agreement and in closing and carrying out the transactions contemplated hereby.

买方、卖方和TMSR应各自支付协商和准备本协议、交割和执行计划的交易的费用。

Section 6.3 Effect of Headings. The subject headings of the Articles and Sections of this Agreement are included for purposes of convenience only, and shall not affect the construction or interpretation of any of the provisions hereof.

本协议中的标题尽快方便阅读之用，不得作为对条款的解释或注释。

Section 6.4 Entire Agreement; Modification. This Agreement, together with all of the schedules and exhibits furnished hereunder, constitute the sole and entire agreement among the parties pertaining to the subject matter contained herein, and supersedes all prior and contemporaneous agreements, representations and understandings of the parties. No supplement, modification or amendment of this Agreement shall be binding unless executed in writing by all the parties.

本协议和附件构成唯一和完整的协议，取代买卖双方就同一事项在之前或同时达成的全部协议、陈述、谅解。本协议的补充、修订或修改必须经双方书面签署。

Section 6.5 Waiver. Any party hereto may waive, in writing, compliance by the other party of any of the covenants or conditions contained in this Agreement, except those conditions imposed by law. No act, failure to act, practice or custom shall constitute an implied waiver of full compliance with any of the provisions hereof. The granting of a written waiver pursuant to this Section 7.5 shall apply, unless expressly set forth therein to the contrary, only to the specific incident of noncompliance with the specific provisions of this Agreement set forth therein.

除非是法律规定的，一方可书面放弃对另一方承诺或前置条件的要求。任何作为、不作为、实践或习俗不得构成隐形的放弃。除非有明示的反对，所有对违反本协议具体约定的放弃声明都必须是书面的。

Section 6.6 Counterparts. This Agreement may be executed simultaneously in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. A party may execute this Agreement and transmit its signature by facsimile, which shall be fully binding, and the party taking such actions shall deliver a manually signed original as soon as is practicable.

本协议可能被签署多份副本，所有副本构成一套完整的和一样的文件。一方可签署本协议，再通过电子方式传给另一方签署，双方应尽快完成原件的签署和传递。

Section 6.7 Binding Effect. This Agreement shall be binding on, and shall inure to the benefit of, the parties hereto and their respective heirs, legal representatives, successors and permitted assigns.

本协议对合同双方及其各自的继承人、法定代表人、继受者和允许的受让人均有约束力。

Section 6.8 Successors and Assigns. No parties’ rights or obligations under this Agreement may be assigned, except that Buyer may assign its rights and obligations hereunder to an affiliate provided that such affiliate shall execute and deliver such documentation necessary to be bound by the terms of this Agreement. Any assignment in violation of the foregoing shall be null and void.

仅买方可以向接受本协议约定的关联方转让本协议项下权利和义务。任何违反本条规定的转让都是无效的。

Section 6.9 Notices. Any notices, consent, approval or other communications given pursuant to the provisions of this Agreement shall be in writing and shall be (A) mailed by certified mail or registered mail, return receipt requested, postage prepaid, or (B) delivered by a nationally recognized overnight courier which delivers only upon signed receipt of the addressee, and addressed to the parties as designated. Any party hereto may, by giving five (5) days written notice to the other party hereto, designate any other address in substitution of the foregoing address to which notice shall be given.

本协议有关的任何通知、同意、批准或其他通信都应是书面的，且（A）通过挂号信，或（B）认可的快递，寄至双方指定的收件人和地址处。如果要变更收件地址，变更方需提前五天给予书面通知。

Section 6.10 Choice of Law. This Agreement shall be governed by and construed in accordance with the internal laws of the State of New York, without giving effect to any of the conflicts of law principles which would result in the application of the substantive law of another jurisdiction.

本协议由纽约州法律管辖和解释，不适用冲突法原则。

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IN WITNESS WHEREOF, each of the parties hereto have signed this Agreement for the Purchase and Sale of Stock or has caused the same to be signed by its duly authorized officer as of the date first above written.

BUYER:

YIMIN JIN

By:	/s/ Yimin Jin
YIMIN JIN

SELLER:

EASTHAM GLOBAL HOLDINGS LIMITED

By:	/s/ Chuanliu Ni
Chuanliu Ni
Director